Exhibit 5.2

400 West Market Street Suite 1800 Louisville, KY 40202-3352 (502) 587-3400 (502) 587-6391 Fax

February 11, 2015

Owens Corning

One Owens Corning Parkway

Toledo, OH 43659

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel in the Commonwealth of Kentucky (“Kentucky”) to Soltech, Inc., a Kentucky corporation (the “Kentucky Guarantor”), a wholly owned subsidiary of Owens Corning, a Delaware corporation (the “Company”), in connection with the Company’s and the Guarantors’ (as that term is defined below) filing of a Registration Statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) on February 11, 2015 under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations under the Securities Act. As more particularly described in the Registration Statement, the Company may issue certain debt securities from time to time in one or more series (the “Debt Securities”), under the Indenture (the “Base Indenture”) dated as of June 2, 2009, among the Company, the subsidiaries of the Company described therein as guarantors (“Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of June 8, 2009, among the Company, the Guarantors named as a party thereto and the Trustee, as further amended and supplemented by the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of May 26, 2010, among the Company, the Guarantors named as a party thereto and the Trustee, as further amended and supplemented by the Third Supplemental Indenture (the “Third Supplemental Indenture”), dated as of October 22, 2012, among the Company, the Guarantors named as a party thereto and the Trustee, and as further amended and supplemented by the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), dated as of November 12, 2014, among the Company, the Guarantors named as a party thereto and the Trustee, which Debt Securities will be guaranteed by the Kentucky Guarantor. The Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture are collectively referred to herein as the “Indenture”.

In rendering the opinions expressed below, we have examined and relied upon (i) a copy of the Registration Statement, (ii) a copy of the Indenture delivered to us by the Company; (iii) a copy of the Articles of Incorporation of the Kentucky Guarantor, as certified by the Secretary of State of Kentucky on February 9, 2015 (the “Articles of Incorporation”), (iv) a Certificate of Existence for the Kentucky Guarantor, as issued by the Secretary of State of Kentucky on February 9, 2015 (the “Certificate of Existence”); (v) a copy of the by-laws of the Kentucky

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Owens Corning

February 11, 2015

Guarantor (the “Bylaws”), as certified by the Secretary of the Kentucky Guarantor, and (vi) a copy of all proceedings, actions and resolutions of the board of directors of the Kentucky Guarantor relating to the Registration Statement and the Indenture. In such review, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. Without independent investigation, we have relied upon and assumed the accuracy and completeness of (i) certificates and statements of officers of the Kentucky Guarantor as to factual matters, (ii) corporate records provided to us by such officers, (iii) certificates, copies and other documents obtained from public officials, and (iv) the representations and warranties contained in the Registration Statement as to factual matters.

We also have assumed without investigation that (i) the Registration Statement and the Indenture have been duly authorized, executed and delivered by all parties to the Registration Statement and the Indenture other than the Kentucky Guarantor and (ii) the Kentucky Guarantor’s execution, delivery or performance of the Registration Statement and the Indenture will not breach, violate, conflict with or constitute a default under any agreement (other than we are not making any assumptions concerning any breaches, violations, conflicts or defaults under the Registration Statement and the Indenture), contract or obligation of the Kentucky Guarantor. We have further assumed, without investigation, the receipt or making of any consent, approval, order or authorization of, and the effectiveness of any registration or filing with, any third party or governmental body that is required to be received or made by any party in connection with the execution, delivery and filing of the Registration Statement or the Indenture or the consummation of the transactions contemplated thereby.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth in this opinion (the “Opinion”), we are of the opinion that:

1. The Kentucky Guarantor is a corporation duly incorporated and validly existing under the laws of Kentucky.

2. The Kentucky Guarantor has the corporate power and authority to execute, deliver and perform its obligations under the Registration Statement and the Indenture.

3. The Kentucky Guarantor has duly authorized the (i) execution and delivery of the Indenture and (ii) performance by the Kentucky Guarantor of its obligations under the Indenture.

4. The Registration Statement has been duly authorized, executed and delivered by the Kentucky Guarantor.

Owens Corning

February 11, 2015

5. The Indenture has been duly authorized, executed and delivered by the Kentucky Guarantor.

This Opinion is limited to the laws of Kentucky, and we express no opinion concerning the laws of any other jurisdiction or whether such laws may apply, under a conflict of laws analysis or otherwise. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder. We express no opinion as to the enforceability of the Registration Statement or the Indenture.

This Opinion is for your benefit in connection with the transactions contemplated by the Registration Statement and the Indenture and may be relied upon only by you and other persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this Opinion as an exhibit to the Registration Statement, and to reference to our firm under the heading “Legal Matters”. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

Very truly yours,

STITES & HARBISON, PLLC

/s/ Stites & Harbison, PLLC

APH